                                                                   Exhibit 11(b)

                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004



                                                April 27, 2001

Securities and Exchange Commission,
450 Fifth Street, N.W.,
Washington, D.C.  20549.

         Re:      BNY Hamilton Funds, Inc.:
                  Post-Effective Amendment No. 17 to
                  Registration Statement on Form N-1A
                  (File Numbers 33-47703 and 811-6654)
                  ------------------------------------
Dear Sirs:

     We have reviewed the referenced Post-Effective Amendment to the Registration Statement of BNY Hamilton Funds, Inc., and we advise you that we do not believe that such Post-Effective Amendment contains disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933. This letter is furnished to the Commission pursuant to paragraph (b)(4) of such Rule.

                                                             Very truly yours,

                                                        /s/ SULLIVAN & CROMWELL